                                                                   EXHIBIT 10.12

                  Amendment of May 14, 1998 Agreement between
         DuraSwitch Industries, Inc. and Duff & Phelps Securities, LLC
                                 July 14, 1998


We are pleased to confirm our mutual understanding regarding both the extension of the term of retention of D&P Securities, LLC by DuraSwitch Industries from May 14, 1999 to May 14, 2000, and the modification of the retainer portion of the agreement.

It is hereby agreed that the first sentence of paragraph 5 of the agreement is hereby amended to read in its entirety:

     "As compensation for the services to be rendered by D&P hereunder, the Company shall pay D&P a fee of $24,000.00 ($4,000.00 already having been paid) and the remaining $20,000.00 shall be payable upon the execution of this letter"

It is hereby agreed that the following clause of the sentence from paragraph 5.D.1. be stricken:

     "and the extension of this contract for 6 months."

It is hereby agreed that the first sentence of paragraph 16 of the agreement is hereby amended to read in its entirety:

     "The term of D&P's engagement hereunder shall continue until May 14, 2000."

All other terms of the agreement shall remain in full force and effect.

Accepted and Agreed:


Duff & Phelps Securities, LLC               DuraSwitch Industries, Inc.


/s/ Kevin K. Kauper     7/14/98             /s/ Terry Dunlap        7/14/98
-------------------------------             -------------------------------
    Kevin K. Kauper      Date                   Terry Dunlap         Date

                     [DUFF & PHELPS SECURITIES LETTERHEAD]



May 5, 1998


Mr. Terry Dunlap
DuraSwitch Industries, Inc.
333 S. Nina Drive
Mesa, Arizona 85210

Dear Mr. Dunlap,

We are pleased to confirm our mutual understanding regarding the retention of Duff & Phelps Securities, LLC ("D&P") by DuraSwitch Industries, Inc. ("DuraSwitch" or the "Company").

Recitals and Statement of Purpose:

DuraSwitch Industries, Inc.
---------------------------

DuraSwitch, a development stage company, is introducing its patented switch technology through in-house sales and national representative organizations. DuraSwitch, an OTC non-reporting company has recently acquired two manufacturing companies, Aztec & Camplex. Due to current negative operating cash flow, the company seeks immediate bridge equity financing of $600,000.00 to $1,000,000.00. Additionally, the Company seeks approximately $5,000,000.00 to $7,000,000.00 of mezzanine financing to execute its acquisition and expansion plans. The Company intends to continue its strategic partnership and merger & acquisition strategies. The Company desires the services and expertise of Duff & Phelps Securities to find the necessary capital; to assist, advise and plan a strategic financial and acquisition strategy; to assist and advise in negotiations with potential strategic partners/investors and merger/acquisition opportunities; and to obtain the funds to fulfill the financial plan for the growth of DuraSwitch with a goal to reach $100,000,000.00 in sales within five years.

Duff & Phelps Securities, LLC
-----------------------------

Duff & Phelps Securities, LLC is an investment banking firm which provides financial advice, opinions and valuations for strategic decisions; represents sellers and buyers of middle market companies; raises equity and mezzanine capital through private placements for middle market and emerging companies; and provides advisory services for public offerings.

DuraSwitch Industries, Inc.
5/7/98
Page 2

1. The Company hereby retains D&P as its exclusive financial advisor during the term of this agreement (the "Agreement") in connection with any of the following transactions: merger with another entity; acquisition of another entity; sale of all or part of its material assets to another entity; a private placement of securities of the Company, collectively referred to as the Transaction(s) (the "Transaction(s)"). D&P hereby accepts such engagement on a "best efforts" basis. The Company has not granted any other person the right to act as a financial advisor, placement agent or underwriter in connection with the Transactions. Until the termination of this Agreement, the Company will not solicit or negotiate with any other financial advisor, placement agent or underwriter in connection with the Transactions. This Agreement does not constitute a commitment or undertaking on the part of D&P to purchase any of the Company's securities, and D&P shall have no authority to bind the Company.


2. The Transactions will be made by means of an offering informational memorandum (the "Memorandum") describing the Company and any securities offered by the Company, to be prepared and approved by the Company, with the assistance of D&P. The Company will also be responsible for updating and supplementing the Memorandum prior to closing to reflect developments affecting the Company. All other documents and materials to be used for circulation to investors (collectively, "Investor Materials") in connection with the Transactions will be provided by the Company to D&P in advance, and no such documents or materials will be provided to investors without D&P's and the Company's prior approval. The Memorandum and all Investor Materials shall be the responsibility of the Company. To the extent the Transaction involves the sale of securities, the Memorandum will include all information to be provided to investors under Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Company represents and warrants that neither the Memorandum nor any of the Investor Materials shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. To the extent the Transaction involves the sale of securities, each of the Company and D&P agrees to conduct the Transactions in a manner intended to qualify for the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D thereunder. To the extent the Transaction involves the sale of securities, each of the Company and D&P agrees to limit offers to sell, and solicitations of offers to buy, securities of the Company in connection with the Transactions to persons reasonably believed by it to be "accredited investors" within the meaning of Rule 501(a) under the Securities Act. Each of the Company and D&P agrees that it will not engage in any form of general solicitation or general advertising in connection with the Transactions within the meaning of Rule 502 under the Securities Act. Each of the Company and D&P agrees to conduct the Transactions in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state "blue sky" laws and applicable securities laws of other jurisdictions; the Company shall be responsible for compliance with the filing requirements of the securities laws of states and other jurisdictions. The Company will not, for a period of six months following the final closing date of the Transactions,

DuraSwitch Industries, Inc.
5/7/98
Page 3


    offer for sale or sell any securities unless, in the opinion of the Company's legal counsel, concurred in by D&P's legal counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable federal securities laws, state "blue sky" laws or the securities laws of any other jurisdiction with respect to the Transactions. The Company has not engaged in any such Transactions during the six months prior to the date of this Agreement.

4. The Company shall make members of management and other employees available to D&P for purposes of satisfying D&P's due diligence requirements and consummating the Transactions, and shall commit such time and other resources as are necessary or appropriate to secure reasonable and timely success of the Transactions. The Company shall cooperate with D&P in connection with, and shall make available to D&P, such documents and other information as D&P shall reasonably request, to satisfy its due diligence requirements. During the term of this Agreement, the Company shall provide to D&P monthly balance sheets, income statements, statements of cash flows and other financial information as soon as available following the closing of each month and shall otherwise inform D&P of any material events or developments concerning prospective material events that may come to the attention of the Company at any point during the term of the engagement. Following the closing of any Transactions, the Company shall provide to D&P quarterly updates on its business as well as quarterly balance sheets, income statements and statements of cash flows as soon as they are available, and shall in addition provide to D&P all information made available either to purchasers in the Transactions or to the Company's stockholders generally. The Company warrants and represents that all information provided or otherwise made available to D&P by or on behalf of the Company will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they are made. The Company further warrants and represents that any projections provided by them to D&P will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder D&P will be using and relying on the information provided by and on behalf of the Company without independent verification thereof by D&P and without independent appraisal by D&P of any Company assets. D&P assumes no responsibility for the accuracy or completeness of any information provided by or on behalf of the Company or any other information regarding the Company provided or otherwise made available to D&P.

5. As compensation for the services to be rendered by D&P hereunder, the Company shall pay D&P a monthly retainer of $4,000.00 payable upon the execution of this Agreement and each monthly anniversary date thereof. Upon the first and any subsequent closing of the transactions, the Company agrees to pay D&P fees per the following schedule:

    a. Merger - 3% of the Transaction value with minimum fee $300,000.00.
    b. Acquisition - 3% of the Transaction value with minimum fee $200,000.00.
    c. Sale - 3% of Transaction value with minimum fee $250,000.00.

DuraSwitch Industries, Inc.
5/7/98
Page 4

     d.   Private Placement of Securities-

          1. Initial Equity Placement $600,000.00 to $1,000,000.00 - 8% of the gross proceeds of such sales, subject to a minimum fee of $75,000.00, and the extension of this contract for six months. Additionally, a warrant (see paragraph 6) for 1% of the company common stock will be granted to D&P.

          2. Secondary Placement of Mezzanine Financing $5,000,000.00 to $6,000,000.00 of - 6% of the gross proceeds of such sales subject to a minimum fee of $250,000.00, assuming some amount is raised and a closing has taken place. Additionally, a warrant (see paragraph
             6) for 2% of the company common stock will be granted to D&P.

     Transaction value will mean the aggregate fair market value of all cash, securities and other property paid for or to the Company in connection with a transaction, including all indebtedness of the Company repaid or assumed, directly or indirectly (by operation of law or otherwise) in connection with a transaction.

     Such fees shall be payable by wire transfer of immediately available funds at the closing to which such fee relates.


6. Upon the closings of the Transactions, the Company will issue to D&P a warrant (the "Warrant") with an aggregate value pursuant to the amounts discussed in paragraph 5. The exercise price per share subject to the Warrant shall be equivalent to the gross Transaction value per share in the Transaction. The Warrant shall be exercisable for that number of shares as is determined by dividing the aggregate value by the exercise price of the Warrant. The Warrant shall have a term of five years from the date of issuance, and the Warrant shall not be callable by the Company. The Warrant will have customary anti-dilution and other provisions.

7. The Company shall reimburse D&P, from time to time upon request, for its out-of-pocket and incidental expenses, as documented for travel, meals, lodging, postage, telephone, document reproduction, telecopying and computer charges and database access fees, and reasonable fees and expenses of counsel, consultants and advisors retained by D&P, incurred during the term, and in furtherance, of its engagement hereunder. D&P shall not incur expenses in excess of $10,000.00 without prior approval from the Company. D&P shall submit documentation supporting any legal expenses incurred in connection with the engagement hereby, and the Company shall reimburse D&P for such expenses. Unless previously reimbursed, all expenses referred to in this paragraph (7) shall, to the extent practicable, be paid from the proceeds of the Transactions.

8. In the event that the Company shall enter into any agreement, arrangement or relationship with any purchaser in the Transactions or otherwise in connection with the Transactions other than as described in the Memorandum, D&P shall be paid the fees, the Warrant and expenses described in paragraphs 6 and 7 based upon the value to the Company of such agreement, arrangement or relationship. In addition, to the extent that any prospective purchaser that D&P introduced in the Transactions purchases any other

DuraSwitch Industries, Inc.
5/7/98
Page 5


    securities of the Company within one (1) year following the termination of our engagement hereunder, then D&P shall be entitled to receive, with respect to such subsequent purchase, fees, and the Warrant calculated as set forth in paragraph 6 hereof.

 9. The Company will, at each closing of any Transactions involving a sale of securities, furnish D&P with an opinion of its counsel relating to the Company and the Transactions in form and substance satisfactory to D&P and its counsel. In addition, at each closing the Company will provide D&P with the same certificates of the officers of the Company, comfort letters and other documents and certificates as are furnished to the purchasers in the Transactions and such other certification and documents as D&P or its counsel may reasonably request, in form and substance satisfactory to D&P and its counsel.

10. Since D&P will be acting on behalf of the Company in connection with its engagement hereunder, the Company has agreed to indemnify D&P, certain related entities and their controlling persons, representatives and agents as set forth in the indemnification agreements attached hereto as Schedule A, the terms of which are hereby incorporated by reference herein and made a part hereof.

11. Except as contemplated by the terms hereof or as otherwise may be necessary for D&P to carry out its obligation hereunder, and except as required by applicable law, regulations or by a governmental authority or court of competent jurisdiction, D&P shall keep confidential all material nonpublic information provided to it by the Company until the earlier to occur of (i) the date five years from the date of this Agreement, and (ii) the date such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, and shall not disclose such information to third parties other than to such of its employees and advisors as D&P determines have a need to know without the consent of the Company.

12. Except as may be required by applicable law and regulations or by a governmental authority or court of competent jurisdiction, the Memorandum and any advice, other than to investors, to be provided by D&P pursuant to its engagement hereunder, shall not be disclosed publicly or made available to third parties by the Company without D&P's prior written consent.

13. The Company agrees that D&P has the right to place advertisements in financial and other newspapers and journals, at its own expense, describing its services rendered on behalf of the Company hereunder.

14. The Company represents and warrants to D&P that there are no brokers, representatives or other persons which have an interest in compensation due to D&P from any transaction contemplated herein.

15. To the extent the Transaction involves the sale of securities, the Company agrees that during the term of D&P's engagement hereunder it will not contact or solicit institutions or other entities other than accredited investors as potential purchasers of the Securities. If, during the term of D&P's engagement hereunder, or at any time during the 12-month

DuraSwitch Industries, Inc.
5/7/98
Page 6


    period following the effective date of termination of D&P's engagement hereunder, the Company transfers for Consideration, directly or indirectly, control of, or a material interest in, the Company or any material portion of its businesses or assets, including without limitation, via a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buyout, the formation of a joint venture, minority investment or partnership or any similar transaction, or the Company obtains Consideration or a commitment to obtain Consideration which is payable to the Company within a three-year period from the date of closing, whether through the issuance of Securities, granting or contractual rights or otherwise, from a Strategic Ally, the Company shall pay D&P an amount equal to the amount specified in paragraph 5 above of such Consideration payable in cash concurrently with the closing of such transaction. "Consideration" shall mean the aggregate fair market value of all cash, securities and other property paid for or to the Company in connection with a transaction, including all indebtedness of the Company repaid or assumed, directly or indirectly (by operation of law or otherwise) in connection with a transaction. To the extent that any such funds are provided in return for the issuance of Securities of the Company, the fee contemplated by this paragraph shall supersede the fee contemplated by paragraph 5 hereof.

16. The term of D&P's engagement hereunder shall be twelve (12) months from the date of this letter. Any party hereto may terminate this Agreement at any time upon thirty (30) days' prior written notice, without liability or continuing obligation except as set forth in the remainder of this paragraph. Neither the termination nor completion of this engagement shall affect (i) any compensation earned by D&P up to the date of termination or completion, (ii) any compensation to be earned by D&P after termination pursuant to paragraph 6 & 7 hereof, (iii) the reimbursement of expenses incurred by D&P up to the date of termination or completion, or (iv) the provisions of paragraphs 5 through 15 hereof, inclusive, which provisions shall survive any termination of this Agreement (including by operation of the first sentence of this paragraph). Without limiting the foregoing, D&P shall have the right, in its sole discretion, to terminate this Agreement if the outcome of its due diligence investigation is not satisfactory to D&P for any reason.

17. The Company has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby (including, without limitation, the Offering). This Agreement has been duly authorized by all necessary corporate actions on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

18. This Agreement shall inure to the sole and exclusive benefit of D&P and the Company and their respective successors and the indemnified parties hereunder and their respective successors and representatives. The obligations and liabilities under this Agreement shall be binding upon D&P and the Company.

DuraSwitch Industries, Inc.
5/7/98
Page 7

19. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements executed and to be performed entirely within said State.

20. This Agreement may not be amended or modified, nor may any provision be waived, except in writing signed by both parties.

21. The Company acknowledges and agrees that (i) D&P is being retained solely to assist the Company in the Transactions, and (ii) D&P is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement and the retention of D&P hereunder, all of which are hereby expressly waived.

22. This Agreement constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

If the foregoing correctly sets forth our understanding, please sign and return to us an executed copy of this letter, whereupon this letter shall constitute a binding agreement as of the date first above written.

Sincerely,                         Agreed to and Accepted:

Duff & Phelps Securities, LLC      DuraSwitch Industries, Inc.: by


By:    /s/ Kevin R. Keuper              /s/ R. Terry Dunlap
    -------------------------      ---------------------------
          Kevin R. Keuper               Terry Dunlap, CEO
            President                        President

Date:         5/14/98          Date:          5/14/98
     -------------------------      ---------------------------

Attachment: Schedule A

SCHEDULE A

                           INDEMNIFICATION PROVISIONS

     A. Indemnification. To the fullest extent lawful, the Company will promptly, upon demand, indemnify and hold harmless Duff & Phelps Securities, LLC and its affiliates (collectively, "D&P"), and each director, officer, employee, agent, member and controlling person of D&P (any or all of the foregoing hereinafter referred to as an "Indemnified Person"), from and against all losses, claims, damages, expenses (including reasonable fees and disbursements of counsel and accountants), costs (including, without limitation, expenses, fees and disbursement and time charges related to giving testimony or furnishing documents in response to a subpoena or otherwise) and liabilities (joint or several), (collectively, "Losses"), resulting directly or indirectly from any threatened or pending investigation, action, claim, proceeding or dispute, including securityholder actions (whether or not D&P or any other Indemnified Person is a potential or actual named party or witness) (collectively, a "Claim"), which (1) are related to or arise out of any untrue statement or alleged untrue statement of a material fact contained in any oral or written information provided D&P or any other person by the Company or used by the Company in connection with the transaction contemplated by the engagement letter or any omission or alleged omission by the Company to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (2) are otherwise related to or arise out of D&P's engagement, role, activities or the performance or non-performance of professional services on the Company's behalf. The Company will not be responsible, however, for any Losses pursuant to clause (2) of the preceding sentence which are judicially determined to have resulted primarily and directly from the willful misconduct or gross negligence of the party seeking indemnification hereunder; but pending any such judicial determination, the indemnification and reimbursement obligations of the Company hereunder shall continue to apply. The Company also agrees that neither D&P nor any Indemnified Person shall have any liability to the Company, its owners, parents, creditors or securityholders for or in connection with its engagement, except such liability for Losses incurred by the Company which are judicially determined to have resulted primarily and directly from D&P's willful misconduct or gross negligence. For purposes of the foregoing, "judicially determined" shall mean determined by a court of competent jurisdiction in a final non-appealable judgment on the merits.

     B. Proceedings. D&P will notify the Company if it learns that any investigation, lawsuit, administrative proceeding or self-regulatory organization proceeding has been instituted based, directly or indirectly, on the transactions which were the subject of D&P's engagement under the Agreement, although failure to do so will not relieve the Company from any obligation or liability it has hereunder or otherwise, except to the extent such failure causes the Company to forfeit substantial rights and defenses. Should any lawsuit, administrative proceeding or self-regulatory organization proceeding (collectively, a "Proceeding") be formally instituted against D&P or any Indemnified Person based, directly or indirectly, on D&P's engagement under the Agreement, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense of the Proceeding, with counsel reasonably satisfactory to D&P, so long as the Company continues to pay all costs and expenses of the defense and preparation for such Proceeding. Even if the Company assumes the defense of a Proceeding, each Indemnified Person will have the right to participate in such Proceeding and to retain its own counsel at such

Indemnified Person's own expense. Furthermore, each Indemnified Person shall have the right to employ its own counsel in any Proceeding and to require the Company to pay all reasonable fees and expenses of such counsel as they are incurred if, (1) such Indemnified Party has been advised by such counsel that there may be legal defenses available to it which are different from or additional to defenses available to the Company (in which case the Company shall not have the right to assume the defense of the Proceeding on behalf of such Indemnified Party); (2) the Company shall not have assumed the defense of the Proceeding and employed counsel reasonably satisfactory to such Indemnified Party in a timely matter; or (3) the Company shall have authorized the employment of such counsel in connection with the defense of the Proceeding.


     C. Contribution. If any indemnification sought by an Indemnified Person pursuant to the terms hereof is held by a court of competent jurisdiction to be unavailable for any reason or insufficient to hold such Indemnified Person harmless, then the Company and D&P will contribute to the Losses for which such indemnification is held unavailable or insufficient (1) in such proportion as is appropriate to reflect the relative benefits received (or anticipated) from the proposed transaction by the Company on the one hand and the Indemnified Person on the other, in connection with D&P's engagement referred to above (whether or not the transaction contemplated by the engagement is consummated) or (2) if (but only if) the allocation provided in clause (1) if for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits received (or anticipated) from the proposed transaction by the Company on the one hand and the Indemnified Person on the other, but also the relative fault of the Company and the Indemnified Person, as well as any other relevant equitable considerations, in each case subject to the limitation that the contribution by D&P will not exceed the amount of fees actually received by D&P pursuant to D&P's engagement. No person found liable for fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. It is hereby agreed that the relative benefit to the Company on the one hand and D&P on the other, with respect to D&P's engagement, shall be deemed to be in the same proportion as (1) the total value paid or proposed to be paid or received by the Company or its stockholders, as the case may be pursuant to the transaction, whether or not consummated, for which D&P is engaged to render financial advisory services bears to (2) the fee paid or proposed to be paid to D&P in connection with such engagement (excluding reimbursable expenses).

     D. Settlement of Claims. The Company will not, without the prior written consent of D&P, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim or Proceeding in respect of which indemnification may be sought hereunder (whether or not D&P or any Indemnified Person is an actual party to such Claim or Proceeding) unless such settlement, compromise or consent includes provisions holding harmless and unconditionally releasing D&P and each other Indemnified Person hereunder from all liability related to or arising out of such Claim or Proceeding, including claims for contribution. The Company shall not be liable for any settlement of any Claim effected by D&P without its written consent (which consent shall not be unreasonably withheld).

     E. Miscellaneous. The obligations of D&P are solely corporate obligations. No director, officer, employee, agent, shareholder or controlling person of D&P shall be subjected to any liability to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement. The Company's indemnity, reimbursement and contribution obligations provided for herein shall
(1) be in addition to any liability that the Company otherwise may have to D&P and any rights that D&P or any Indemnified Person may have at common law or otherwise (2) survive the completion or termination of professional services rendered by D&P under the Agreement (3) apply to any activities prior to this date and any amendment, modification or future addition to D&P's engagement and (4) inure to the benefit of the heirs, personal representatives, successors, and assigns of D&P and each other Indemnified Person.

     If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     The Company hereby consents to personal jurisdiction and service and venue in any court in which any Claim and Proceeding which is subject to the terms provided for herein is brought against D&P or any other Indemnified Person. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF D&P'S ENGAGEMENT, ANY TRANSACTION OR CONDUCT IN CONNECTION THEREWITH OR THIS AGREEMENT.